FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS ENDED MARCH 31, 2013

Highlights

•	Adjusted Funds from Operations (“AFFO”) of $0.20 per share-diluted (see Schedule I).

•	Gross new commercial real estate ("CRE") loan originations of $61.4 million and $223.0 million, for the three and twelve months ended March 31, 2013, respectively.

•	Expansion of Wells CRE lending term facility from $150 to $250 million with a two year extension of term to February 28, 2015 and the right to extend an additional two years to February 28, 2017.

•	Total revenues increased by $1.9 million, or 6.4% as compared to the three months ended March 31, 2012.

•	Reduction of the CRE legacy loan portfolio by over 19% from March 31, 2012, including a sale of a $34.0 million loan in January 2013.

•	GAAP net income allocable to common shares of $0.11 per share-diluted.

•	Book value allocable to common shares of $5.60 per share at March 31, 2013 as compared to $5.61 per share at December 31, 2012 (see Schedule II).

•	Common stock cash dividend of $0.20 per share.

New York, N.Y., May 7, 2013 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate (“CRE”) assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three months ended March 31, 2013.

•
AFFO for the three months ended March 31, 2013 was $21.0 million, or $0.20 per share-diluted as compared to $18.6 million, or $0.23 per share diluted for the three months ended March 31, 2012. A reconciliation of GAAP net income to AFFO is set forth in Schedule I of this release.

•
GAAP net income allocable to common shares for the three months ended March 31, 2013 was $11.5 million, or $0.11 per share-diluted as compared to $14.5 million, or $0.18 per share-diluted for the three months ended March 31, 2012, respectively.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, "Resource Capital Corp. had a very good first quarter, in which we had new loan production of $61 million and a strong pipeline, including the $44 million loan which we announced last week and several more in the works.   This quarter we sold a legacy loan portfolio for $34 million, and we have a normalized run rate of adding $60 - $100 million of loans per quarter. Our bank loan portfolio continues to perform extremely well.  As of April 30, 2013, we have over $162 million of unrestricted cash and we recently increased and extended our commercial real estate loan warehouse facility.  We expect loan production to increase and our growing capital base lets us take advantage of larger and more diverse opportunities.”

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio is comprised of approximately 85% senior whole loans as of March 31, 2013, as compared to 87% a year ago.

•
RSO closed $201.3 million of new whole loans in the last twelve months with a weighted average yield of 6.54%, including origination fees. In addition, RSO funded $6.5 million of previous loan commitments on existing loans for total production of $207.8 million. RSO also acquired $15.2 million of loans with a weighted average yield of 20.0%.

The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three and 12 months ended March 31, 2013 (in millions, except percentages):

	Three Months Ended	12 Months Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate (2)
	March 31, 2013	March 31, 2013
New whole loans production (3)	$61.4	$207.8	3.72%	5.89%
Acquisition of loans	—	15.2	—%	20.00%
Loan production, gross	61.4	223.0
Payoffs (4)	(44.8)	(136.7)
Sub Total	16.6	86.3
Sales	(34.0)	(34.0)
Principal paydowns	—	(8.6)
Loans, net (5)	$(17.4)	$43.7
________________

(1)
Represents the weighted average rate above the one-month London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of March 31, 2013. Of these loans, $170.2 million have LIBOR floors with a weighted average floor of 1.89%.

(2)	Reflects rates on RSO's portfolio balance as of March 31, 2013.

(3)	Whole loan production includes funding of previous commitments of $2.7 million for the three months and $6.5 million for the 12 months ended March 31, 2013.

(4)	CRE loan payoffs and extensions resulted in $489,000 in extension and exit fees during the three months ended March 31, 2013.

(5)	The basis of net new loans does not include provisions for losses on legacy CRE loans of $1.3 million for the three months and $6.0 million for the twelve months ended March 31, 2013.
CMBS

•
During the three months ended March 31, 2013, RSO acquired $8.2 million, par value, of CMBS. These 2013 CMBS purchases were in part financed by RSO's Wells Fargo repurchase facility and were AAA rated by at least one rating agency. In addition, RSO acquired $32.8 million, par value, of CMBS which were also partially financed by 30-day repurchase contracts with a repurchase value of $23.6 million. Also, during the three months ended March 31, 2013, RSO acquired $21.2 million, par value, of CMBS, which were not financed with debt.

Commercial Finance - Syndicated Bank Loans

•
RSO's bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds and certain loans held for sale, at the end of the first quarter of 2013 was $1.2 billion, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.39% at March 31, 2013. RSO's bank loan portfolio is 100% match-funded through five collateralized loan obligation (“CLO”) issuances.

•
During the three months ended March 31, 2013, RSO bought bank loans through its CLOs with a par value of $86.5 million, at a net discount of $1.2 million. These purchased loans have an aggregate weighted average unlevered annual yield of approximately 4.5%.

•	RSO, through its subsidiary, Resource Capital Asset Management, earned $1.4 million of net fees during the three months ended March 31, 2013.

Corporate

•
RSO issued 2.9 million shares of its common stock through a dividend reinvestment plan, at a net price of $6.20 per share for net proceeds of $18.0 million during the three months ended March 31, 2013.

•
RSO also sold 1.1 million shares of its 8.25% Series B cumulative Preferred Stock at a weighted average price of $24.82 with a liquidation preference of $25.00 per share for net proceeds of $26.9 million for the three months ended March 31, 2013 pursuant to an at-the-market program.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of March 31, 2013, classified by interest rate and by asset type. The following table includes both (i) the amortized cost of RSO's investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO's investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
March 31, 2013
Floating rate
RMBS	$6,025	36.06%	$6,130	36.68%	$105	0.62%
CMBS-private placement	28,088	100.00%	13,289	47.39%	(14,799)	(52.61)%
Structured notes	16,803	36.10%	26,762	57.50%	9,959	21.40%
Other ABS	—	—%	23	0.26%	23	0.26%
Mezzanine loans (1)	15,848	99.97%	15,634	98.62%	(214)	(1.35)%
Whole loans (1)	550,414	99.63%	542,392	98.18%	(8,022)	(1.45)%
Bank loans (2)	1,076,033	98.13%	1,068,212	97.42%	(7,821)	(0.71)%
Loans held for sale (3)	18,150	87.01%	18,150	87.01%	—	—%
ABS Securities	23,682	88.94%	24,821	93.22%	1,139	4.28%
Corporate Bonds	35,678	101.21%	35,883	101.79%	205	0.58%
Total floating rate	1,770,721	95.86%	1,751,296	94.80%	(19,425)	(1.06)%
Fixed rate
CMBS-private placement	161,902	78.12%	168,266	81.19%	6,364	3.07%
B notes (1)	16,293	99.35%	16,074	98.01%	(219)	(1.34)%
Mezzanine loans (1)	66,928	99.72%	66,228	98.68%	(700)	(1.04)%
Loans receivable-related party	7,860	100.00%	7,860	100.00%	—	—%
Total fixed rate	252,983	84.72%	258,428	86.54%	5,445	1.82%
Other (non-interest bearing)
Investment in real estate	75,142	100.00%	75,142	100.00%	—	—%
Investment in unconsolidated entities	48,419	100.00%	48,419	100.00%	—	—%
Total other	123,561	100.00%	123,561	100.00%	—	—%
Grand total	$2,147,265	94.62%	$2,133,285	94.00%	$(13,980)	(0.62)%

(1)	Net carrying amount includes an allowance for loan losses of $9.2 million at March 31, 2013, allocated as follows: B notes $219,000, mezzanine loans $914,000 and whole loans $8.0 million.

(2)	Net carrying amount includes allowance for loan losses of $7.8 million as of December 31, 2012.

(3)	Loans held for sale are carried at the lower of cost or fair market value. Amortized cost is equal to fair value.

Liquidity
At April 30, 2013, after paying RSO's first quarter 2013 common and preferred stock dividends, RSO's liquidity is derived from two primary sources:

•	unrestricted cash and cash equivalents of $162.8 million, restricted cash of $500,000 in margin call accounts and $4.3 million in the form of real estate escrows, reserves and deposits; and

•
capital available for reinvestment in one of its collateralized debt obligation ("CDO") and two CLO entities of $30.6 million, of which $710,000 is designated to finance future funding commitments on CRE loans, loan principal repayments that will pay down outstanding CLO notes of $74.5 million and $11.4 million in interest collections.

In addition, RSO has funds available through two CRE term facilities to finance the purchase of CMBS and the origination of commercial real estate loans of $43.7 million and $185.6 million, respectively.
Capital Allocation
As of March 31, 2013, RSO had allocated its invested equity capital among its targeted asset classes as follows: 75% in CRE assets, 14% in commercial finance assets and 11% in other investments.
Supplemental Information
The following schedules of reconciliations or supplemental information as of March 31, 2013 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Book value allocable to common shares rollforward.

•	Schedule III - Summary of CDO and CLO Performance Statistics.

•	Supplemental Information regarding loan investment statistics, CRE loans and bank loans.
About Resource Capital Corp.
RSO is a diversified real estate finance company that is organized and conducts its operations to qualify as a REIT for federal income tax purposes. RSO's investment strategy focuses on CRE assets, and, to a lesser extent, commercial finance assets and other investments. RSO invests in the following asset classes: CRE-related assets such as commercial real estate property, whole loans, A-notes, B-notes, mezzanine loans, CMBS and investments in real estate joint ventures as well as commercial finance assets such as bank loans, lease receivables, other asset-backed securities, corporate bonds, trust preferred securities, debt tranches of CDOs, structured note investments, and private equity investments principally issued by financial institutions.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, financial fund management and commercial finance sectors.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of income, a reconciliation of GAAP net income to FFO and AFFO, a book value allocable to common shares rollforward, a summary of CDO and CLO performance statistics and supplemental information regarding RSO's CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$67,661	$85,278
Restricted cash	112,131	94,112
Investment securities, trading	32,892	24,843
Investment securities available-for-sale, pledged as collateral, at fair value	192,673	195,200
Investment securities available-for-sale, at fair value	49,609	36,390
Linked transactions, at fair value	22,455	6,835
Loans held for sale	18,150	48,894
Investment in real estate	75,142	75,386
Loans, pledged as collateral and net of allowances of $17.0 million and $17.7 million	1,708,540	1,793,780
Loans receivable–related party	7,860	8,324
Investments in unconsolidated entities	48,419	45,413
Interest receivable	8,913	7,763
Deferred tax asset	2,887	2,766
Principal paydown receivable	20	25,570
Intangible assets	12,660	13,192
Prepaid expenses	3,839	10,396
Other assets	4,712	4,109
Total assets	$2,368,563	$2,478,251
LIABILITIES (2)
Borrowings	$1,649,840	$1,785,600
Distribution payable	22,731	21,655
Accrued interest expense	3,096	2,918
Derivatives, at fair value	14,036	14,687
Accrued tax liability	1,859	13,641
Deferred tax liability	8,376	8,376
Accounts payable and other liabilities	10,877	18,029
Total liabilities	1,710,815	1,864,906
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 8.50% Series A 100,000,000 shares authorized, 676,373 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 8.25% Series B 100,000,000 shares authorized, 2,251,294 shares issued and outstanding	2	1
Common stock, par value $0.001: 500,000,000 shares authorized; 108,169,623 and 105,118,093 shares issued and outstanding (including 3,038,084 and 3,308,343 unvested restricted shares)	108	105
Additional paid-in capital	885,511	836,053
Accumulated other comprehensive loss	(21,775)	(27,078)
Distributions in excess of earnings	(205,890)	(195,737)
Total stockholders’ equity	657,957	613,345
Non-controlling interest	(209)	—
Total Equity	657,748	613,345
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,368,563	$2,478,251

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	March 31, 2013	December 31, 2012
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets (a) above:
Restricted cash	$107,620	$90,108
Investments securities available-for-sale, pledged as collateral, at fair value	137,553	135,566
Loans held for sale	18,150	14,894
Loans, pledged as collateral and net of allowances of $13.3 million and $15.2 million	1,533,796	1,678,719
Interest receivable	6,527	5,986
Prepaid expenses	303	328
Principal receivable	21	25,570
Other assets	—	333
Total assets of consolidated VIEs	$1,803,970	$1,951,504

(2) Liabilities of consolidated VIEs included in the total liabilities above (b):
Borrowings	$1,475,014	$1,614,882
Accrued interest expense	2,528	2,666
Derivatives, at fair value	13,478	14,078
Accounts payable and other liabilities	1,423	698
Total liabilities of consolidated VIEs	$1,492,443	$1,632,324
(a) Assets of each of the consolidated VIEs may only be used to settle the obligations of each respective VIE.
(b) The creditors of the Company's VIEs have no recourse to the general credit of the Company.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)
REVENUES
Interest income:
Loans	$27,812	$23,615
Securities	3,642	3,405
Interest income − other	1,866	2,829
Total interest income	33,320	29,849
Interest expense	11,165	8,383
Net interest income	22,155	21,466
Rental income	6,174	1,919
Dividend income	16	17
Equity in income (losses) of unconsolidated subsidiaries	(425)	1,071
Fee income	1,410	1,610
Net realized gain on sales of investment securities available-for-sale and loans	391	380
Net realized and unrealized gain on investment securities, trading	1,116	2,144
Unrealized gain (loss) and net interest income on linked transactions, net	(259)	119
Total revenues	30,578	28,726

OPERATING EXPENSES
Management fees − related party	2,978	3,443
Equity compensation − related party	3,591	868
Professional services	1,446	1,100
Insurance	162	158
Rental operating expense	3,937	1,320
General and administrative	1,873	1,063
Depreciation and amortization	1,138	1,361
Income tax expense	1,762	2,615
Net impairment losses recognized in earnings	21	139
Provision for loan losses	1,042	2,178
Total operating expenses	17,950	14,245
NET INCOME	12,628	14,481
Net income allocated to preferred shares	(1,311)	—
Net loss from non-controlling interests	209	—
NET INCOME ALLOCABLE TO COMMON SHARES	$11,526	$14,481
NET INCOME PER COMMON SHARE – BASIC	$0.11	$0.18
NET INCOME PER COMMON SHARE – DILUTED	$0.11	$0.18
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − BASIC	104,224,083	81,201,791
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − DILUTED	105,326,614	81,892,987

SCHEDULE I
RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)

Funds from Operations
We evaluate our performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations, or AFFO, in addition to net income.  We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.  We calculate AFFO by adding or subtracting from FFO the non-cash impacts of the following: non-cash impairment losses resulting from fair value adjustments on financial instruments, provision for loan losses, non-economic income related to VIE accounting, gains on the extinguishment of debt, equity investment gains and losses, straight-line rental effects, share based compensation, amortization of various deferred items and intangible assets, gains on sales of property through a joint venture in addition to the cash impact of capital expenditures that are related to our real estate owned.
Management believes that FFO and AFFO are appropriate measures of our operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  Management uses FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods.
While our calculations of AFFO may differ from the methodology used for calculating AFFO by other REITs and our AFFO may not be comparable to AFFO reported by other REITs, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare its performance with some other REITs.  Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

The following table reconciles GAAP net income to FFO and AFFO for the periods presented (in thousands):

	Three Months Ended
	March 31,
	2013	2012
Net income allocable to common shares - GAAP	$11,526	$14,481
Adjustments:
Real estate depreciation and amortization	673	710
(Gains) losses on sales of properties (1)	22	(1,087)
FFO	12,221	14,104
Adjustments:
Non-cash items:
Adjust for impact of imputed interest on VIE accounting	(1,090)	—
Provision for loan losses	194	1,584
Amortization of deferred costs (non real estate) and intangible assets	1,866	1,655
Equity investment losses (gains)	336	—
Share-based compensation	3,591	868
Impairment losses on real property held for sale	21	139
Straight-line rental adjustments	2	8
REIT tax planning adjustments	726	—
Cash items:
Gains (losses) on sales of joint venture real estate interests (1)	(22)	1,087
Gain on the extinguishment of debt	3,585	—
Capital expenditures	(418)	(803)
AFFO	$21,012	$18,642

Weighted average common shares – diluted	105,327	81,893

AFFO per common share – diluted	$0.20	$0.23
__________________

(1)	Amount represents losses on sales of joint venture real estate interests from a joint venture that were recorded by RSO.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
BOOK VALUE ALLOCABLE TO COMMON SHARES ROLLFORWARD
(dollars in thousands, except per share data)
(unaudited)

	Amount	Per Share
Book value at December 31, 2012 allocable to common shares (1)	$570,893	$5.61
Net income allocable to common shareholders	11,526	0.11

Change in other comprehensive income:
Available for sale securities	4,597	0.03
Derivatives	707	0.01
Common dividends	(21,634)	(0.20)
Proceeds/Accretion from additional shares issued during the period (2)	22,139	0.04
Total net increase (decrease)	17,335	(0.01)
Book value at March 31, 2013, allocable to common shares (1)(3)	$588,228	$5.60
__________________

(1)
Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheet, of 3.0 million and 3.3 million shares as of March 31, 2013 and December 31, 2012, respectively.

(2)
Includes issuance of common shares from our dividend reinvestment plan of 2.9 million shares and 146,000 combined incentive management fee shares issued to the Manager and vesting of shares of restricted stock.

(3)	Book value is calculated as total stockholder's equity of $657.9 million less preferred stock equity of $69.7 million.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

The following table sets forth cash distributions from RSO's CDO investments and a summary of coverage test compliance for the CDO issuers for the periods presented:

		Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
		Three Months Ended	Year Ended	As of	As of	As of Initial
		March 31,	December 31,	March 31,	March 31,	Measurement
Name	CDO Type	2013 (1)	2012 (1)	2013 (2) (3)	2013 (4)	Date
		(actual)	(actual)
Apidos CDO I (5)	CLO	$1,709	$7,971	$4,453	$13,094	$17,136
Apidos CDO III (6)	CLO	$2,220	$8,742	$4,110	$9,877	$11,269
Apidos Cinco CDO	CLO	$3,265	$11,109	$5,846	$20,073	$17,774
Apidos CLO VIII (7)	CLO	$1,115	$2,992	$3,937	$15,245	$13,657
Whitney CLO I (8)	CLO	$689	$802	$12	$15,240	N/A
RREF 2006-1 (9)	CRE CDO	$18,945	$15,050	$7,918	$56,023	$24,941
RREF 2007-1 (10)	CRE CDO	$3,022	$13,226	$8,011	$38,305	$26,032
__________________

(1)
Distributions on retained equity interests in CDOs (comprised of note investments and preference share ownership) and principal paydowns on notes owned, RREF CDO 2006-1 includes $16.0 million and $2.3 million of paydowns as of March 31, 2013 and December 31, 2012, respectively.

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to RSO's preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

(5)	Apidos CDO I reinvestment period expired in July 2011.

(6)	Apidos CDO III reinvestment period expired in June 2012.

(7)
Distributions from Apidos CLO VIII, which closed in October 2011, includes $190,000 and $752,000 in base and subordinated management fees for the three months ended March 31, 2013 and year ended December 31, 2012, respectively; RSO's distributions represent 43% of the subordinated debt as a result of our investment of $15.0 million.

(8)
Whitney CLO I was acquired in October 2012, when RSO purchased 66.6% of the outstanding preference shares, includes $203,000 and $236,000 of collateral management fees for the three months ended March 31, 2013 and year ended December 31, 2012, respectively.

(9)	RREF CDO 2006-1 reinvestment period expired in September 2011.

(10)	RREF CDO 2007-1 reinvestment period expired in June 2012.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	March 31,	December 31,
	2013	2012
	(unaudited)
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$3,311	$2,142
Bank loans	2,607	3,236
Total specific allowance	5,918	5,378
General allowance:
Commercial real estate loans	5,844	5,844
Bank loans	5,214	6,469
Total general allowance	11,058	12,313
Total allowance for loans	$16,976	$17,691
Allowance as a percentage of total loans	0.9%	0.9%

Loans held for sale:
Commercial real estate loans held for sale	$—	$34,000
Bank loans held for sale	18,150	14,894
Total loans held for sale (1)	$18,150	$48,894
__________________

(1)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of March 31, 2013 (based on par value):

Security type:
Whole loans	84.8%
Mezzanine loans	12.7%
B Notes	2.5%
Total	100.0%

Collateral type:
Retail	26.7%
Multifamily	25.2%
Hotel	20.1%
Office	15.5%
Mixed Use	5.0%
Industrial	2.1%
Self-storage	1.0%
Other	4.4%
Total	100.0%

Collateral location:
Southern California	39.0%
Northern California	9.1%
Texas	11.0%
Arizona	8.1%
Washington	4.6%
Florida	3.4%
Other	24.8%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of March 31, 2013 (based on par value):

Industry type:
Healthcare, education and childcare	14.2%
Diversified/conglomerate service	9.6%
Broadcasting and entertainment	7.9%
Automobile	6.5%
Retail Stores	6.4%
Chemicals, plastics and rubber	5.4%
Hotels, motels, inns and gaming	4.8%
Telecommunications	3.8%
Personal, food and miscellaneous services	3.6%
Electronics	3.5%
Leisure, amusement, motion pictures, entertainment	3.1%
Aerospace and defense	2.7%
Finance	2.7%
Other	25.8%
Total	100.0%